HomeTrust Bancshares, Inc. Announces Date of Annual Meeting of Stockholders

ASHEVILLE, N.C., August 22, 2016 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) ("Company"), the holding company of HomeTrust Bank ("Bank"), announced today that the Company’s annual meeting of stockholders will be held at 10:00 a.m., local time, on November 28, 2016, at the Renaissance Hotel, located at 31 Woodfin Street, Asheville, North Carolina.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of June 30, 2016, the Company had assets of $2.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through 39 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). In 2016, the Bank is celebrating its 90th Anniversary and nine decades of commitment to our customers, employees and surrounding communities. The Bank is the 6th largest community bank headquartered in North Carolina.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939

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